Exhibit 99.1

UDR Announces UDR/MetLife Investment Management Joint Venture

Transaction Valued at $1.76 Billion and Increases Select Full-Year Earnings Guidance Ranges

DENVER, CO., August 12, 2019 – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, announced today that it has entered into an agreement with MetLife Investment Management to:

•

Acquire the approximately 50 percent interest not previously owned in 10 UDR/MetLife Investment Management Joint Venture operating communities, one community under development and four accretive development land sites, valued at $1.1 billion, or $557 million at UDR’s share, and,

•

Sell its approximately 50 percent ownership interest in five UDR/MetLife Investment Management Joint Venture communities valued at $645 million, or $323 million at UDR’s share, to MetLife Investment Management.

After accounting for the assumption of in-place debt totaling $540 million at fair-market value (“FMV”), the Company’s net cash outflow to complete the swap is expected to be approximately $105 million. The transaction is expected to close during the fourth quarter, subject to customary closing conditions and closing price adjustments.

As a result of the transaction and the Company’s recent unsecured debt issuance and prepayment activity, the Company has increased select full-year 2019 guidance ranges as follows:

•	Net income per share by $0.36 at the midpoint to $0.74 to $0.77 from $0.38 to $0.41.
•	Funds From Operations as Adjusted (“FFOA”) per share by $0.01 at the midpoint to $2.06 to $2.09 from $2.05 to $2.08.

Additional updates to full-year and third quarter 2019 earnings guidance ranges are presented on page three of this press release.

“We are pleased to be acquiring these high-quality communities while also simplifying the UDR/MetLife Investment Management Joint Venture structure and increasing select 2019 earnings guidance ranges,” said Tom Toomey, UDR’s Chairman and Chief Executive Officer. “The acquired communities are primarily located in markets targeted for expansion, are immediately accretive to our earnings, have operational upside and improve the diversification of our portfolio. Following the transaction, we look forward to continuing to partner with MetLife Investment Management on the remaining properties in the joint venture relationship.”

Robert Merck, global head of real estate at MetLife Investment Management, said: “This transaction will drive significant long-term benefits for both UDR and MetLife Investment Management, and further underscores the strong partnership between our respective organizations.”

Transaction Details

Economic details of the transaction are presented in the table below(1). The difference in the acquired equity interest of $287 million and the disposed equity interest of $182 million equates to UDR’s cash outlay of approximately $105 million.

Community	Homes	100% FMV Value ($M)	100% FMV Debt ($M)	FMV Debt Rate	Equity at UDR Share ($M)	Est. Year-1 NOI Yield
Acquisitions (10 operating communities, 1 community under development and development land sites)
10 Communities Total/W. Avg.	3,321	$1,061	$540	3.2%	$260	Low-5%
Development Total/W. Avg.	N/A	53	N/A	N/A	$27	N/A
Total	3,321	$1,114	$540		$287

Dispositions (5 operating communities)
5 Communities Total/W. Avg.	1,001	$645	$282	3.2%	$182	High-4%

(1)	Data as of August 9, 2019.

Transactional benefits include:

•	Estimated to be $0.00 to $0.01 accretive to 2020 net income per share and $0.01 to $0.02 accretive to 2020 FFOA per share, inclusive of FMV debt adjustments.
•	Replaces lower-multiple management fee income with higher-multiple real estate income at an attractive price while also minimizing cash needs.
•	100 percent ownership provides operational upside (i.e., overlaying UDR’s Next Generation Operating Platform, full initiative implementation) and capital improvement opportunities.
•	Provides the potential for strong future development value creation via the four acquired Vitruvian Park development land sites.
•

Including the previously announced liquidation of the UDR/KFH Joint Venture, this transaction will further simplify UDR’s structure and halve the Company’s pro-rata joint venture net operating income (“NOI”) contribution to approximately 5 percent of UDR’s total NOI versus a previous 10 percent based on the Company’s second quarter results published in its second quarter 2019 supplemental package.

•	The Company’s assumption of debt associated with the transaction maintains a well-laddered maturity profile and extends duration.

“In addition to the numerous economic benefits of this transaction, the ownership interest swap increases our exposure to markets identified by our Portfolio Strategy work for further expansion and less near-term new supply risk while also maintaining our portfolio diversification as it relates to market mix, location within markets and asset quality,” said Jerry Davis, UDR’s President and Chief Operating Officer. “It is a win-win for UDR and MetLife Investment Management.”

Acquisition/Disposition community details are presented in the table below(1). Highlights include:

Community	Location	Homes	Type	Urban / Suburban	Rev. per Occ. Home	Occup.	Age (Yrs)
Acquisitions (10 operating communities)
Strata	San Diego	163	High-Rise	Urban	$3,676	94.3%	9
Crescent Falls Church	Wash. D.C.	214	Mid-Rise	Suburban	3,164	96.7%	9
Charles River Landing	Boston	350	Mid-Rise	Suburban	2,982	97.2%	9
Lodge at Ames Pond	Boston	364	Garden	Suburban	2,150	96.0%	9
Lenox Farms	Boston	338	Garden	Suburban	3,025	96.0%	10
Vitruvian Park (4 commun.)	Dallas	1,513	Mix	Suburban	1,641	94.9%	6
Towson Promenade	Baltimore	379	Mid-Rise	Suburban	1,721	96.8%	10
Total/W. Avg.		3,321			$2,189	95.7%	8

Dispositions (5 operating communities)
Ashton Austin	Austin	259	High-Rise	Urban	$4,581	96.9%	10
The Olivian	Seattle	224	High-Rise	Urban	4,330	97.1%	10
Current	San Diego	144	High-Rise	Urban	3,244	96.6%	11
Acoma	Denver	223	High-Rise	Urban	3,137	96.6%	10
717 Olympic	L.A.	151	High-Rise	Urban	4,087	91.6%	11
Total/W. Avg.		1,001			$3,936	96.0%	10

(1)	Data as of July 2019.

Post-close, the UDR/MetLife Investment Management Joint Venture will comprise 13 communities with 2,837 homes located in California, Boston, MA, New York, NY, and Philadelphia, PA.

Outlook

The Company has updated the following earnings guidance ranges to reflect the results of the UDR/MetLife Investment Management transaction, inclusive of estimated gains from the transaction, and the Company’s recent unsecured debt issuance and prepayment activity, inclusive of estimated prepayment costs.

For the third quarter of 2019

	Updated Guidance	Prior Guidance	Change from Prior Midpoint
Net income per share	$0.09 to $0.11	$0.11 to $0.13	$(0.02)
Funds From Operations (“FFO”) per share	$0.50 to $0.52	$0.52 to $0.54	$(0.02)
FFOA per share	$0.51 to $0.53	$0.51 to $0.53	-
Adjusted FFO (“AFFO”) per share	$0.46 to $0.48	$0.46 to $0.48	-

For the full-year 2019

	Updated Guidance	Prior Guidance	Change from Prior Midpoint
Net income per share	$0.74 to $0.77	$0.38 to $0.41	$0.36
FFO per share	$2.08 to $2.11	$2.09 to $2.12	$(0.01)
FFOA per share	$2.06 to $2.09	$2.05 to $2.08	$0.01
AFFO per share	$1.90 to $1.93	$1.89 to $1.92	$0.01

UDR, Inc.

Definitions and Reconciliations

(Unaudited)

Acquired Communities:  The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted.  AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance.  The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO.  Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs.  AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.  A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on Attachment 2 of the Company’s June 30, 2019 quarterly supplemental disclosure.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders:  The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance.  The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted.  However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs.  FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity.  A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2 of the Company’s June 30, 2019 quarterly supplemental disclosure.

Funds from Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company’s share of unconsolidated partnerships and joint ventures.  This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018.  In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs.  A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on Attachment 2 of the Company’s June 30, 2019 quarterly supplemental disclosure.

Held For Disposition Communities:   The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	2Q 2019	YTD 2019
Income/(loss) from unconsolidated entities	$6,625	$6,674
Management fee	1,341	2,562
Interest expense	10,272	20,594
Depreciation	15,211	30,885
General and administrative	141	273
West Coast Development JV Preferred Return - Attachment 12(B) of the Company’s June 30, 2019 quarterly supplemental disclosure.	(174)	(450)
Developer Capital Program - Other (excludes Alameda Point Block 11)	(4,683)	(8,655)
Other (income)/expense	324	243
NOI related to sold properties	(184)	(456)
(Gain)/loss on sales	(5,251)	(5,251)
Total Joint Venture NOI at UDR's Ownership Interest	$23,622	$46,419

UDR, Inc.

Definitions and Reconciliations

(Unaudited)

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt.  Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.875% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations.  A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Net income/(loss) attributable to UDR, Inc.	$ 35,619	$ 24,503	$82,139	$18,610	$ 20,601
Property management	8,006	7,703	7,280	7,240	7,057
Other operating expenses	2,735	5,646	3,952	3,314	2,825
Real estate depreciation and amortization	117,934	112,468	106,469	107,881	106,520
Interest expense	34,417	33,542	38,226	34,401	31,598
Casualty-related charges/(recoveries), net	246	-	(243)	678	746
General and administrative	12,338	12,467	10,955	11,896	12,373
Tax provision/(benefit), net	125	2,212	70	158	233
(Income)/loss from unconsolidated entities	(6,625)	(49)	(36)	1,382	2,032
Interest income and other (income)/expense, net	(1,310)	(9,813)	(1,660)	(1,188)	(1,128)
Joint venture management and other fees	(2,845)	(2,751)	(2,935)	(2,888)	(3,109)
Other depreciation and amortization	1,678	1,656	1,616	1,682	1,684
(Gain)/loss on sale of real estate owned, net of tax	(5,282)	-	(65,897)	-	-
Net income/(loss) attributable to noncontrolling interests	2,699	2,099	7,476	1,648	1,843
Total consolidated NOI	$ 199,735	$ 189,683	$187,412	$184,814	$ 183,275

NOI Yield: NOI Yield represents the expected unleveraged first year yield a property buyer can expect to realize on a transaction.

Physical Occupancy:  The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Total Revenue per Occupied Home:  The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

UDR, Inc.

Definitions and Reconciliations

(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team.  The following reconciles from GAAP Net income/(loss) per share for full year 2019 and third quarter of 2019 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2019
	Low	High

Forecasted net income per diluted share	$ 0.74	$ 0.77
Conversion from GAAP share count	(0.07)	(0.07)
Net gain on the sale of depreciable real estate owned	(0.41)	(0.41)
Depreciation	1.75	1.75
Noncontrolling interests	0.06	0.06
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$ 2.08	$ 2.11
Legal and other costs	0.01	0.01
Net gain on the sale of non-depreciable real estate owned	(0.02)	(0.02)
Cost associated with debt extinguishment	0.02	0.02
Casualty-related charges/(recoveries)	-	-
Joint venture development success fee	(0.01)	(0.01)
Promoted interest on settlement of note receivable, net of tax	(0.02)	(0.02)
Forecasted FFO as Adjusted per diluted share and unit	$ 2.06	$ 2.09
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$ 1.90	$ 1.93

	3Q 2019
	Low	High

Forecasted net income per diluted share	$ 0.09	$ 0.11
Conversion from GAAP share count	(0.01)	(0.01)
Net gain on the sale of depreciable real estate owned	(0.02)	(0.02)
Depreciation	0.43	0.43
Noncontrolling interests	0.01	0.01
Preferred dividends	-	-
Forecasted FFO per diluted share and unit	$ 0.50	$ 0.52
Legal and other costs	-	-
Cost associated with debt extinguishment	0.02	0.02
Casualty-related charges/(recoveries)	-	-
Joint venture development success fee	(0.01)	(0.01)
Forecasted FFO as Adjusted per diluted share and unit	$ 0.51	$ 0.53
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	$ 0.46	$ 0.48

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward‑looking statements. Such factors include, among other things, our ability to close the transaction with MetLife Investment Management on the terms and timing described in this press release, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2019, UDR owned or had an ownership position in 50,829 apartment homes including 366 homes under development. For over 47 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Chris Van Ens

cvanens@udr.com

720-348-7762